Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-203031, No. 333-36740, No. 333-60379, No. 333-187841, and No. 333-190137) and S-8 (No. 333-87384, No. 333-88711, No. 333-111736, No. 333-118096, No. 333-118097, No. 333-151105, and No. 333-166989) of Corporate Office Properties Trust of our report dated February 25, 2016 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Baltimore, MD
February 25, 2016